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                                                                    EXHIBIT 3.01

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                             CYBERGUARD CORPORATION


     In compliance with the requirements of Chapter 607.1007 of the Florida Business Corporation Act, CYBERGUARD CORPORATION, a Florida corporation, hereby adopts the following Amended and Restated Articles of Incorporation:


                               ARTICLE I.  NAME.

     The name of the Corporation is CyberGuard Corporation.


                              ARTICLE II. ADDRESS.

     The mailing address of this Corporation shall be 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309.


                            ARTICLE III.  DURATION.

     The duration of the Corporation shall be perpetual.


                             ARTICLE IV.  PURPOSE.

     The purpose of this Corporation, until such time as these Articles of Incorporation are amended, shall be to engage in any activities or business permitted under the laws of the United States and the State of Florida.


                           ARTICLE V.  CAPITAL STOCK.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000, of which 20,000,000 shares of the par value of $0.01 per share shall be designated as Common Stock and 5,000,000 shares of the par value of $0.01 per share shall be designated as Preferred Stock. Shares of Preferred Stock may be issued in series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations, relative rights, preferences, and limitations of the shares of each series of Preferred Stock, including without limitation the following:

           (a) the distinctive designation of such series which shall distinguish it from other series;

           (b) the number of shares included in such series, which number may be increased or decreased from time to time by the Board of Directors unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issue of such series;

           (c) the rate of dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions on the payment of such dividends, and the date or dates (or method of determining the date or dates) upon which such dividends shall be payable;




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           (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

           (e) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation;

           (f) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices for which, the period or periods within which, and the other terms and conditions upon which, the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

           (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which, and the other terms and conditions upon which, the shares of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

           (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

           (i) the voting rights, if any, of the holders of the shares of such series, which may include multiple votes per share; and

           (j) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such series shall operate on the relative rights, preferences, and limitations of the shares of each series of Preferred Stock.


                   ARTICLE VI.  REGISTERED OFFICE AND AGENT.

     The street address of the Corporation's registered office shall be 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, and the registered agent for the corporation at that address shall be Brian Foremny, Esq.


                             ARTICLE VII.  BY-LAWS.

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation. The holders of shares of stock of all classes or series of the Corporation entitled generally to vote in the election of Directors ("Voting Stock") shall, to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of not less than 80 percent of the votes entitled to be cast by all then outstanding Voting Stock, voting as a single class, to make, alter, amend or repeal (i) the by-laws of the corporation or (ii) this Article VII of these Amended and Restated Articles of Incorporation.


                     ARTICLE VIII.  ELECTIONS OF DIRECTORS.

     Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.


              ARTICLE IX.  NUMBER AND CLASSIFICATION OF DIRECTORS.

     The number of directors of the Corporation shall be determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the



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number of directors be less than three (3) or more than fifteen (15); and, provided further, that no such vote shall affect the terms of office of then-existing directors. In the absence of a determination of such number by the Board of Directors, the number of directors shall be five (5). The directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as reasonably possible, as determined by the Board of Directors. The initial term of office of the first class of such directors shall expire at the first annual meeting of shareholders thereafter. The initial term of office of the second class of such directors shall expire at the second annual meeting of shareholders thereafter. The initial term of office of the third class of such directors shall expire at the third annual meeting of shareholders thereafter. Notwithstanding the foregoing, directors shall hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election or until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director. Any director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as one class. Whenever the holders of any class or series of stock are entitled to elect one or more directors, the provisions of the preceding sentence as applied to the removal of such director or directors shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

     In the event that the holders of any class or series of stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed by the Board of Directors or as otherwise provided in this Article IX and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of shareholders next succeeding their election without regard to the classification of the remaining directors.


                        ARTICLE X.  SHAREHOLDER ACTION.

     Unless otherwise required or permitted by law, these Restated Articles of Incorporation, or any stock designation, shareholders of any class or series of stock of the Corporation may take no action, including but not limited to the election of directors, except for action as may be properly taken, with prior notice and with a vote, at an annual or special meeting of the shareholders.


                 ARTICLE XI.  SPECIAL MEETINGS OF SHAREHOLDERS.

     The Corporation shall hold a special meeting of shareholders only (i) pursuant to a notice approved by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or a majority of the Board of Directors or (ii) upon delivery of one or more written demands for a meeting describing the purpose or purposes for the meeting and signed and dated by the holders of not less than 50 percent of all holders of shares of all classes or series of the Corporation, voting as a class, entitled to vote on the issues proposed to be considered at such special meeting.


                       ARTICLE XII.  DIRECTOR LIABILITY.

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article XII (including any amendment or repeal of this Article XII made by virtue of any change in the Florida Business Corporation Act after the date hereof) shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal on account of any action taken or any failure to act by such director prior to such time.




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                   ARTICLE XIII.  DIRECTORS' RECOMMENDATIONS.

     In addition to any other consideration that the Board of Directors may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account and weighing as the directors deem appropriate, the effects of such action on employees, suppliers and customers of the Corporation and its subsidiaries and the effect upon communities in which offices or other facilities of the Corporation are located, and any other factors the directors consider pertinent.


                           ARTICLE XIV.  AMENDMENTS.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation, and any other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Restated Articles of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article.



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